UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2008

ANESIVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2008, Anesiva, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Common Stock Purchase Agreement, dated as of June 19, 2006, by and between the Company and Azimuth Opportunity, Ltd., which, among other things, (i) amends the definition of “Threshold Price,” and (ii) extends the time period for investment until March 1, 2010.

The foregoing is a summary description of the terms and conditions of the Amendment and by its nature is incomplete. It is qualified in its entirety by the text of the Amendment, a copy of which is attached as Exhibit 10.60 hereto and is incorporated by reference.

(d) Exhibits

Exhibit No.	Description

10.60	Amendment No. 1 to Common Stock Purchase Agreement, by and between Anesiva, Inc. f/k/a Corgentech, Inc., and Azimuth Opportunity Ltd., dated March 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2008	ANESIVA, INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.60	Amendment No. 1 to Common Stock Purchase Agreement, by and between Anesiva, Inc. f/k/a Corgentech, Inc., and Azimuth Opportunity Ltd., dated March 24, 2008.